Exhibit 10.24

RETIREMENT AGREEMENT

This Retirement Agreement (this “Agreement”) is entered into by and between Kosmos Energy, LLC, a Texas limited liability company (the “Company”), Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (“Holdings”), and James C. Musselman (“Executive”) as of December 17, 2010 (the “Effective Date”). Musselman-Kosmos, Ltd. a limited partnership with which Executive is affiliated (the “Executive Family Limited Partnership”) also joins this Agreement as a party hereto, Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., WP-WPIP Investors, L.P., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., WP-WP VIII Investors, L.P., Blackstone Capital Partners (Cayman) IV L.P., Blackstone Capital Partners (Cayman) 1V-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A L.P., Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P. and Blackstone Participation Partnership (Cayman) IV L.P. (collectively, such entities are referred to herein as the “Sponsors” and represent all members of the Blackstone Group and the Warburg Group, as defined in the Operating Agreement) join this Agreement solely for the purposes set forth in Section B.3, D.1, D.2, D.3, D.4 and D.5 and the other Sections of this Agreement necessary to interpret and implement them.

WHEREAS, Executive and the Company have entered into an Employment Agreement dated as of March 9, 2004 but effective as of January 1, 2004, as modified by a letter agreement dated June 3, 2009 (collectively, the “Employment Agreement”); and

WHEREAS, Executive and the Company have determined that Executive will retire from his employment with the Company effective as of December 31, 2010 (the “Separation Date”); and

WHEREAS, the Company wishes to provide Executive with certain severance payments and benefits to which he is not entitled but for his entry into this Agreement, and Executive wishes to receive such payments and benefits; and

WHEREAS, the Company and Executive wish to memorialize certain of their respective rights and obligations that they have agreed to and that shall apply after the Separation Date; and

WHEREAS, for the purposes of avoiding the uncertainty, expense, and burden associated with any dispute, the parties desire to settle any potential disputes, including those that may arise by virtue of either the employment relationship that existed between them or the termination of the employment relationship;

NOW, THEREFORE, in consideration of the promises, mutual releases and additional consideration herein, the sufficiency of which is hereby acknowledged by the parties, Executive the Executive Family Limited Partnership, Holdings and the Company agree as follows:

A.                                    Retirement from Employment and Severance Benefits

1                                         Retirement from Employment; Resignations. Executive shall retire from his employment with the Company, and his employment relationship with the Company shall end, on the Separation Date. For purposes of clarity, Executive’s employment is not being terminated either for Cause or without Good Reason (as such terms are defined in the Employment Agreement, Contribution Agreement and Operating Agreement). Prior to the Separation Date, Executive agrees to comply with the applicable provisions of the Employment Agreement. Effective as of the Separation Date, Executive hereby resigns from all positions he may hold with the Company, Holdings and their respective subsidiaries and affiliates (each, a “Kosmos Entity,” and collectively, the “Kosmos Entities”), including without limitation (i) any position as an officer or employee of any Kosmos Entity and (ii) as a manager or member of the board of directors (or similar governing body) of each Kosmos Entity, including as a manager of Holdings, and any corporation, limited liability entity or other entity in which any Kosmos Entity holds an equity interest and with respect to which board or similar governing body Executive serves as the Kosmos Entity’s designee or other representative. Upon Executive’s written request prior to the Separation Date, the Company shall issue a press release that is mutually acceptable to Executive and the Company that announces Executive’s retirement from the Company. If the Executive does not so request a press release to be issued, the Company will not issue any press release regarding Executive’s retirement from the Company.

2                                         Severance Benefits. In consideration of Executive’s execution of this Agreement, and subject to Executive’s execution and non-revocation of the Confirming Release (as defined below) for those payments and benefits payable or otherwise applicable on or after the Separation Date, Executive shall receive the following payments and benefits:

(a)                                 Severance Payment. The Company will continue to pay Executive, following the Separation Date and as a severance benefit, an amount equivalent to his base salary at the annualized rate of $593,000 (less applicable taxes and withholdings) through December 31, 2011 (such payments collectively referred to as the “Severance Payments”); provided, however, that Executive’s rights to future Severance Payments shall cease, and no further Severance Payments shall be provided from and after the occurrence of a Liquidity Event (as defined below) but in no event shall such rights cease earlier than March 31, 2011, it being understood that Executive shall be under no obligation to return any Severance Payments paid to him prior to the occurrence of a Liquidity Event. The Severance Payments shall he made on a monthly basis in arrears on the last business day of each calendar month; provided, however, that (i) no payments shall be made prior to January 31, 2011; and (ii) the first payment that shall be made on January 31, 2011 shall include all payments, if any, that would have otherwise been made between the Separation Date and January 31, 2011. As used herein, a “Liquidity Event” shall occur upon the earlier of (A) the consummation of a Qualified Public Offering (as defined in the Operating Agreement) if Executive or the Executive Family Limited Partnership sells, or is given the opportunity to sell, on terms consistent with, or more favorable than, those offered to other selling stockholders, securities in connection with such Qualified Public Offering for proceeds of at least $2 million (it being understood that Executive or the Executive Family Limited Partnership shall not be deemed to have been given the opportunity to sell if they elect to participate in a sale that is not consummated for reasons other than their revocation of such election) or if Executive and the Executive Family Limited Partnership does not sell and is not given the opportunity to sell such securities, then the expiration of the “lock-up” period following such Qualified Public Offering or (B) the consummation of a Qualified Private Placement (as defined below) and either (x) the consummation of a repurchase of Preferred Units (as defined in the Operating Agreement) of Executive and the Executive Family Limited Partnership pursuant to Section A.2(f) hereof or (y) Executive or the Executive Family Limited Partnership failing to request the repurchase of any Preferred Units within the required time period specified in Section A.2(f) hereof. Each payment under this Section 2(a) will be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code.

(b)                                 Vesting of Management Units and Profits Units. As of the Separation Date, the Unvested Units (as defined in the Operating Agreement) of Executive and the Executive Family Limited Partnership listed on Exhibit B hereto shall become Vested Units (as defined in the Operating Agreement); provided, however, that if the Confirming Release Effective Date (as defined in Exhibit A) has not occurred on or before January 31, 2011, then Executive, the Executive Family Limited Partnership and Holdings agree that such Units (as defined in the Operating Agreement) shall be forfeited to Holdings as of January 31, 2011 notwithstanding such acceleration of vesting.  Holdings agrees that none of the Awards (as defined in the Operating Agreement) of the Executive or the Executive Family Limited Partnership shall be amended pursuant to Section 10.7 of the Operating Agreement, without the written consent of Executive. Holdings further agrees that if, prior to a Qualified Public Offering, Holdings sells its equity securities (other than pursuant to the Contribution Agreement) and the Warburg Group (as defined in the Operating Agreement) and the Blackstone Group (as defined in the Operating Agreement) (including affiliates of either) collectively purchase more than 50% of such securities, then if Management Unitholders (as defined in the Operating Agreement) are issued additional equity securities in respect of their Units for no consideration which are not subject to forfeiture based on a future termination of employment based on a bona fide vesting schedule with the intent and effect of eliminating or mitigating the dilution resulting from such issuance (in contrast to the bona fide issuance of equity interests to incentivize then current employees of Holdings or its subsidiaries), then Executive and the Executive Family Limited Partnership shall be treated in the same manner as other Management Unitholders with respect to the issuance of such additional equity securities.

(c)                                  Waiver of Repurchase Option. Holdings agrees not to exercise its right under Section 11.2 of the Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings dated as of October 9, 2009, as amended (the “Operating Agreement”) to repurchase any Units (as defined in the Operating Agreement) of Executive or the Executive Family Limited Partnership, nor shall any Units of Executive or the Executive Family Limited Partnership be forfeited under such Section 11.2, but such Units shall remain subject to forfeiture pursuant to the proviso in the first sentence of Section 2(b), above. The Company also agrees it will not purchase any Units of Executive or the Executive Family Limited Partnership under Section 11.3 of the Operating Agreement or otherwise allow any such purchases under Section 11.3 of the Operating Agreement.

(d)                                 Waiver of Mandatory Forfeiture of Founder Units. Holdings agrees not to exercise any right under Section 10.8 of the Operating Agreement that would result in the forfeiture of any of Units of Executive or the Executive Family Limited Partnership.

(e)                                  Termination of Executive Commitment. Effective as of the Separation Date, neither Executive nor Executive Family Limited Partnership shall have any right or obligation to participate in future Capital Calls (as defined in the Contribution Agreement) or to purchase Units (as defined in the Operating Agreement) pursuant to the Kosmos Energy Holdings Second Amended and Restated Contribution Agreement dated as of October 9, 2009, as may be amended from time to time (the “Contribution Agreement”) and shall have no other obligation to contribute capital to Holdings, provided that for purposes of clarity, Executive and the Executive Family Limited Partnership shall continue to have the ability to exercise any rights under, and in accordance with, Section 4.5 of the Operating Agreement. Accordingly, Holdings agrees that Section 7.1(b) of the Operating Agreement shall have no application to Executive or the Executive Family Limited Partnership in reducing amounts distributable to Executive or the Executive Family Limited Partnership. In furtherance of the foregoing, neither Executive nor the Executive Family Limited Partnership shall have any obligation to make contributions to, or to return any distributions from, the Company pursuant to the Operating Agreement or any other agreement except pursuant to the Company’s Memorandum of Association or Articles of Association in an aggregate amount not to exceed $1.00.

(f)                                   Option to Sell Preferred Units Upon Closing of Private Placement; Release of Transfer Restrictions after a Qualified Public Offering.  If Holdings completes a private placement of its equity securities prior to March 31, 2011 resulting in net cash proceeds to Holdings in excess of $250 million (a “Qualified Private Placement”), then Executive and the Executive Family Limited Partnership shall have the right to sell Preferred Units (as defined in the Operating Agreement) to Holdings at the price implied by such private placement (based on the net proceeds to Holdings and the “waterfall” liquidation distribution provisions in the Operating Agreement); provided, however, notwithstanding anything to the contrary herein Holdings shall not be required to effect any such repurchase during any period in which such repurchase would violate or breach any of Holdings’ loan agreements. Executive and the Executive Family Limited Partnership will be limited to selling Preferred Units with an aggregate value equal to $2 million. Holdings agrees to notify Executive in writing within five days after the completion of a Qualified Private Placement and the imputed price of the Preferred Units of Executive and the Executive Family Limited Partnership. Executive and the Executive Family Limited Partnership must notify Holdings in writing within five days after their receipt of such notice if they elect to sell such Preferred Units and such notice must also indicate which Preferred Units they have elected to sell. If neither Executive nor the Executive Family Limited Partnership gives such notice on a timely basis, then no repurchase hereunder shall occur. If Executive or the Executive Family Limited Partnership does give timely notice, then such repurchase shall occur within 15 days after Holdings’ receipt of such notice. The calculation of the imputed price applicable to Preferred Units of Executive and the Executive Family Limited Partnership shall be determined in good faith by the Board of Holdings. In calculating whether the net cash proceeds of a private placement exceed $250 million, the proceeds attributable to equity securities purchased by owners of Units as of the date hereof or their affiliates shall be disregarded. From and after the expiration of a “lock-up” period of not more than 180 days (which may be extended for 34 days pursuant to the terms of an underwriter “lock-

up” agreement) following a Qualified Public Offering (the “Lock-up Period”), neither Executive nor the Executive Family Limited Partnership shall be bound by any transfer or “lock-up” restrictions (including, without limitation, any rights of first refusal or co-sale) that otherwise exist in any agreement to which either is a party with Holdings, including without limitation the Operating Agreement or the Amended and Restated Registration Rights Agreement dated as of October 7, 2009 (the “Registration Rights Agreement”) and Executive and Executive Family Limited Partnership agree that neither shall have any further rights under the Registration Rights Agreement after the expiration of the Lock-up Period, and hereby waive any such rights, that Executive or the Executive Family Limited Partnership would have pursuant to the Registration Rights Agreement (other than for rights under Section 9 of the Registration Rights Agreement), including without limitation any “piggyback” registration rights.

(g)                                  Conversion of Units in an IPO; Lock-Up Agreement. Holdings agrees that if Holdings pursues a Qualified Public Offering and in connection therewith converts or exchanges Units into or for equity securities of an IPO Corporation (as defined in the Operating Agreement) (the “IPO Conversion”), then the Units owned by Executive and the Executive Family Limited Partnership will be converted or exchanged into the same class or series of equity securities (utilizing the same conversion or exchange ratio) as are the same Units (i.e. Units of the same series with the same issuance date in the case of Preferred Units and with the same Threshold Value (as defined in the Operating Agreement) in the case of Profits Units (as defined in the Operating Agreement) owned by other owners of such Units except that certain of such Units held by non-accredited investors (as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended) may be exchanged for cash; provided, however, that Executive and the Executive Family Limited Partnership shall in no event be entitled for any more consideration in connection with such IPO Conversion than Executive or the Executive Family Limited Partnership would be entitled to under Section 5.9 of the Operating Agreement as amended as contemplated by this Agreement (but without regard to future amendments to the Operating Agreement that are adverse to Executive or the Executive Family Limited Partnership without the written consent of Executive and the Executive Family Limited Partnership). For the avoidance of doubt, Executive and Executive Family Limited Partnership agree that “out-of-the-money Profits Units” (as defined below) shall be cancelled for no consideration in connection with, or in anticipation of, an IPO Conversion, and Executive and the Executive Family Limited Partnership agree to execute such documents that Kosmos reasonably requests that are in accordance with this Section. “Out of the money Profits Units” shall mean Profits Units that would not, in connection with an IPO Conversion, be entitled to any shares of stock pursuant to Section 5.9 of the Operating Agreement (but without regard to future amendments to the Operating Agreement that are adverse to Executive or the Executive Family Limited Partnership without the written consent of Executive and the Executive Family Limited Partnership). Executive and the Executive Family Limited Partnership agree that, in connection with a Qualified Public Offering, they will each enter into a “lock-up” agreement, for a duration not to exceed the Lock-up Period, requested by the managing underwriter or underwriters as long as all other then-existing executive officers, directors and affiliates of Holdings agree to the same restrictions contained in such “lock-up” agreement.

(h)                                 Legal Fee Reimbursement. The Company shall provide payment on behalf of Executive to Executive’s legal counsel, Akin Gump Strauss Hauer & Feld LLP, for Executive’s reasonable legal expenses incurred in negotiating, reviewing and drafting in an amount equal to $92,500, which such payment shall be provided by check on or before December 31, 2010.

(i)                                     Non-Disparagement. Holdings shall refrain from publishing any oral or written statements about Executive that (i) are disparaging, slanderous, libelous or defamatory, (ii) disclose private or confidential information about Executive or any of his business affairs, (iii) constitute an intrusion into the seclusion or private life of Executive, (iv) give rise to unreasonable publicity about the private life of Executive, (v) place Executive in a false light before the public, or (vi) constitute a misappropriation of the name or likeness of Executive. In addition to all other rights afforded to Executive, a violation or threatened violation by the Company of its commitments set forth in this Section A.2(i) may be enjoined by the Courts and shall relieve Executive from his obligations toward the Released Parties under Section B.3(a) hereof. Notwithstanding the restrictions set forth in this Section A.2(i), Holdings may make any communication required by law or in response to any request by any governmental authority; provided, however, that any such communication shall only be permitted to the minimum extent necessary to satisfy any legal obligation and, prior to any such communication, Holdings shall provide Executive as much advance notice (except where such notice is prohibited by law) of any such communication as is practicable so that Executive may seek an appropriate protective order or other form of relief.

(j)                                    Waiver of Right of First Refusal on Business Opportunities; No Non-Compete or Non-Solicit. The Company agrees that effective as of the Separation Date, the Company waives its right of first refusal under Section 15(b) of the Employment Agreement with respect to business opportunities referenced therein and the Company agrees that the non-competition obligations and non-solicitation obligations referred to in Section 15(a) of the Employment Agreement shall not be applicable to Executive after the Separation Date. Holdings further agrees that no Units held by Executive or the Executive Family Limited Partnership shall be forfeited pursuant to Section 10.6(d) of the Operating Agreement.

(k)                                 Authority; Enforceability. The Company and Holdings each represent that they have all requisite power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company and Holdings of this Agreement, and the performance by the Company and Holdings of their obligations hereunder, have been duly and validly authorized by all necessary Company and Holdings action. This Agreement has been duly and validly executed and delivered by the Company and Holdings and constitutes the legal, valid and binding obligation of the Company and Holdings, as applicable.

(l)                                     No Conflicts; Consents and Approvals. The execution and delivery by the Company and Holdings of this Agreement does not, and the performance by the Company and Holdings of their obligations under this Agreement will not: (1) conflict with or result in a violation or breach of any of the terms, conditions or provisions of any of their organizational documents or any other agreement to which they are a party; or (2) require any consent or approval of any governmental authority.

3                                         Other Employee Benefits. Executive expressly acknowledges and agrees that his employment will end as of the Separation Date and, accordingly, he shall not be eligible to participate in any Company-sponsored employee benefit plan after the Separation Date other than as expressly provided for in any such applicable plan or a required by law (including under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)) or both.

B.                                    Covenants of Executive

1                                         General Release As part of the consideration of the Company’s and Holdings’ provision of the payments and benefits to Executive and the Executive Family Limited Partnership in accordance with Section A.2 hereof, which such payments and benefits Executive and the Executive Family Limited Partnership were not entitled to but for their entry into this Agreement, Executive and the Executive Family Limited Partnership hereby release, discharge and forever acquits each of the Kosmos Entities, each Sponsor and their respective past, present and future equity holders, stockholders, members, partners, directors, managers, employees, agents, attorneys, heirs, legal representatives, successors and assigns (collectively, the “Released Parties”), from liability for, and hereby waive, any and all claims, rights, damages, or causes of action of any kind or nature whatsoever, including but not limited to those related to Executive’s employment or other relationship with any Released Party, the termination of such employment or other relationship, and any other acts or omissions related to any matter on or prior to the time Executive signs this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive and the Executive Family Limited Partnership are simply agreeing that, in exchange for the consideration recited in Section A.2 hereof, any and all potential claims of any nature that Executive and the Executive Family Limited Partnership may have against the Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived.

The Released Claims include without limitation those arising under or related to the following, to the extent that such released claims accrued prior to the time that Executive and the Executive Family Limited Partnership execute this Agreement: (a) Title VII of the Civil Rights Act of 1964, as amended; (b) the Civil Rights Act of 1991; (c) sections 1981 through 1988 of Title 42 of the United States Code, as amended; (d) the Employee Retirement Income Security Act of 1974 (“ERISA”) as amended, including, but not limited to, sections 502(a)(1)(A), 502(a)(1)(B), 502(a)(2), and 502(a)(3) of ERISA to the extent the release of such claims is not prohibited by applicable law; (e) the Immigration Reform Control Act; (f) the Americans with Disabilities Act of 1990, as amended; (g) the National Labor Relations Act, as amended; (h) the Occupational Safety and Health Act, as amended; (i) the Family and Medical Leave Act of 1993, as amended; (j) any federal, state, local or foreign anti-discrimination law; (k) any federal, state, local or foreign wage and hour law; (l) any other federal, state, local or foreign law, regulation or ordinance; (m) any public policy, contract, tort, or common law; (n) costs, fees, or other expenses including attorneys’ fees incurred in these matters; (o) the Employment Agreement or any other employment contract, incentive compensation plan or (subject to the next succeeding paragraph) equity ownership plan with any Released Party or any ownership interest in any Released Party; (p) claims or causes of action under or related to the Operating Agreement, the Contribution Agreement, the Registration Rights Agreement and any other contract between Executive and/or the Executive Family Limited Partnership and a Released Party; and (q) compensation or benefits of any kind from any Released Party other than benefits vested as of the Separation Date.

Notwithstanding the foregoing, in no event shall the Released Claims include (a) any claim which arises after the time Executive and the Executive Family Limited Partnership sign this Agreement, (b) any rights to the equity interests (or the equity interests) in Holdings described on Exhibit B hereto which remain subject to the terms and conditions, as applicable, of the Operating Agreement (except to the extent otherwise provided herein), (c) any claims for the payments and benefits payable to Executive or the Executive Family Limited Partnership under this Agreement, including without limitation those payments and benefits set forth under Section A.2 hereof, (d) any rights to indemnification and insurance that Executive or the Executive Family Limited Partnership may have under Article 9 of the Operating Agreement, to the extent applicable, which such rights shall be governed by the terms of the Operating Agreement, or (e) any other rights that Executive or the Executive Family Limited Partnership has under the Operating Agreement, this Agreement, the Contribution Agreement, the Registration Rights Agreement and any specific equity award agreement between the Company or Holdings and Executive and/or the Executive Family Limited Partnership except to the extent otherwise provided herein. For the avoidance of doubt, the Released Claims shall include any claim or cause of action which accrued prior to the time that Executive and the Executive Family Limited Partnership execute this Agreement.

Nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the “EEOC”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency; provided, however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions.

By signing this Agreement, Executive and the Executive Family Limited Partnership are bound by it. Anyone who succeeds to Executive’s or the Executive Family Limited Partnership’s rights and responsibilities, such as heirs or the executor of Executive’s estate, is also bound by this Agreement. This release also applies to any claims brought by any person or agency on behalf of any class with respect to which Executive or the Executive Family Limited Partnership may have a right or benefit. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.

2                                         Covenant Not to Sue. Executive and the Executive Family Limited Partnership agree not to bring or join any lawsuit or arbitration against any of the Released Parties in any court or other forum relating to any of the Released Claims. Executive and the Executive Family Limited Partnership represent that they have not brought or joined any lawsuit or arbitration against any of the Released Parties in any court or before any arbitral authority and has made no assignment of any rights Executive or the Executive Family Limited Partnership have asserted or may have against any of the Released Parties to any person or entity, in each case, with respect to any Released Claim.

3                                         Certain Continuing Obligations of Executive.

(a)                                 Non-Disparagement.  Executive’s obligations under Section 13 of the Employment Agreement relating to “Statements Concerning the Related Parties” (the “Section 13 Obligations”) shall remain in full force and effect and, in entering this Agreement, Executive expressly acknowledges the enforceability and continued effect of the Section 13 Obligations. Executive further agrees to expand the scope of individuals and entities to whom the Section 13 Obligations apply and Executive expressly covenants that he shall refrain from publishing certain oral or written statements (as described in the next sentence) about any Kosmos Entity, any known current or former officer, director, manager, shareholder or other known equity owner, employee, consultant, advisor, agent or representative of any Kosmos Entity, any known current or former participant in projects with or involving the Kosmos Entities including without limitation Anadarko Petroleum Corporation, Tullow Oil plc, Sabre Oil and Gas Limited, EO Group Limited and their respective known affiliates, any known current or former vendor to any Kosmos Entity and any federal, national, regional, state or local government located in Benin, Ghana, Nigeria, Cameroon and Morocco, those governments’ subdivisions and controlled entities including their state-controlled oil companies and their respective known agents, civil servants, advisors, employees and other representatives, whether elected or not (collectively, the “Non-Disparagement Parties”). Specifically, Executive covenants that he shall refrain from publishing any oral or written statements about the Non- Disparagement Parties that (i) are disparaging, slanderous, libelous or defamatory, (ii) disclose private information about or confidential information about the Non- Disparagement Parties or any of their business affairs, (iii) constitute an intrusion into the seclusion or private lives of any current or former known officers, employees, consultants, agents or representatives of the Non-Disparagement Parties, (iv) give rise to unreasonable publicity about the private lives of any current or former known officers, employees, consultants, agents or representatives of the Non-Disparagement Parties, (v) place the Non-Disparagement Parties or any of their current or former known officers, employees, consultants, agents or representatives in a false light before the public, or (vi) constitute a misappropriation of the name or likeness of the Non-Disparagement Parties or any of their current or former known officers, employees, consultants, agents or representatives. In addition to all other rights afforded to Holdings and the Company hereunder, a violation or threatened violation by Executive of his commitments set forth in this Section B.3(a) may be enjoined by the Courts and shall relieve Holdings from its obligations under Section A.2(i) hereof. Notwithstanding the restrictions set forth in this Section B.3(a), Executive may make any communication required by law; provided, however, that any such communication shall only be permitted to the minimum extent necessary to satisfy any legal obligation and, prior to any such communication, Executive shall provide Holdings as much advance notice (except where such notice is prohibited by law) of any such communication as is practicable so that Holdings may seek an appropriate protective order or other form of relief. Further notwithstanding the provisions set forth in this Section B.3(a), Executive may publish his personal opinion of a Non-Disparagement Party if: A) that Non-Disparagement Party first publishes a statement about Executive that Executive reasonably believes is disparaging, defamatory or places Executive in a false light; B) Executive provides Holdings with reasonable advance notice prior to publishing his personal opinion; C) Executive publishes his opinion only to the extent reasonably necessary to rebut the statement(s) published about him; and D) Executive’s statement does not disclose, and is not based upon, any information obtained by him during the time that he was employed by any of the Kosmos Entities that is confidential as set forth in Section 14(d) of the Employment Agreement. Executive’s obligations under this Section B.3(a) shall terminate and no longer be in effect as of the time that no Sponsor has a direct or indirect equity interest in Holdings and Executive’s obligations with respect to a particular Non-Disparagement Party shall cease as of the time that a Kosmos Entity no longer has a business relationship or partnership with such Non-Disparagement Party; provided, however that Executive’s obligations set forth in Section 13 of the Employment Agreement shall remain in full force and effect following the termination of his obligations under Section B.3(a) of this Agreement.

(b)                                 Confidentiality; Intellectual Property.  Executive’s obligations under Section 14 of the Employment Agreement relating to “Ownership and Protection of Information; Intellectual Property” shall remain in full force and effect and unaffected by this Agreement and, in entering this Agreement, Executive expressly acknowledges the enforceability and continued effect of Section 14 of the Employment Agreement. The parties expressly acknowledge their understanding that the continuing effect of Section 14 of the Employment Agreement shall not prevent Executive from using his general experience or industry knowledge in the pursuit of employment or business opportunities after the Effective Date so long as Executive does not use or disclose the Company’s trade secrets or confidential or proprietary information of the Kosmos Entities in doing so.

4                                         Cooperation. For a period of two (2) years after the Separation Date, Executive will, at a Kosmos Entity’s reasonable request, reasonably cooperate with, and assist, the Kosmos Entities and in connection with any investigation and in defense of any actual or threatened claim, litigation or administrative proceeding brought against any Released Party, as reasonably requested by a Kosmos Entity, provided that the applicable Kosmos Entity shall reimburse Executive for the reasonable expenses he incurs in connection with such cooperation and assistance. Such cooperation and assistance may include, without limitation, participation in business meetings; communicating with government officials and meeting with the Company’s legal advisors; provided, however, that nothing in this Section B.4 shall require Executive to take any action that, upon advice of Executive’s legal counsel, is adverse to his personal legal interests or would violate any of Executive’s legal obligations. For the avoidance of doubt, nothing in this Section B.4 is intended to cause Executive to testify other than truthfully in any proceeding or affidavit. Executive expressly acknowledges and agrees that his commitments pursuant to this Section B.4 may require him to travel to, and assist the Kosmos Entities in, West Africa at times that do not unreasonably interfere with Executive’s business or personal interests. Executive shall not be deemed to be in violation of any provisions of any agreement with the Company for taking the actions contemplated by this Section B.4. Should Executive be required to provide services under this Section B.4, the applicable Kosmos Entity shall as a condition precedent provide a level of indemnification, insurance and security arrangements such that Executive receives a level of indemnification, insurance and security protection attendant to his provision of such services that is substantially similar to the level of such protection provided to officers of the applicable Kosmos Entity. HOLDINGS AND THE COMPANY AGREE THAT EXECUTIVE SHALL HAVE NO LIABILITY FOR, AND HOLDINGS AND THE COMPANY SHALL INDEMNIFY (INCLUDING, WITHOUT LIMITATION, COSTS OF REASONABLE ATTORNEYS FEES, EXPENSES, JUDGMENTS AND APPROVED SETTLEMENT COSTS (WHICH SUCH APPROVAL WILL NOT BE UNREASONABLY WITHHELD)) AND HOLD EXECUTIVE HARMLESS FOR, HIS ACTIONS TAKEN OR OMISSIONS IN PROVIDING THE SERVICES SPECIFIED IN THIS SECTION B.4 SO LONG AS EXECUTIVE HAS ACTED IN GOOD FAITH AND NOT KNOWINGLY VIOLATED ANY LAW. IN FURTHERANCE OF, AND NOT IN LIMITATION OF THE FOREGOING, AND NOTWITHSTANDING ANYTHING 1N THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EXECUTIVE BE LIABLE TO HOLDINGS, THE COMPANY OR ANY OTHER PARTY FOR DAMAGES, WITH RESPECT TO SERVICES OF EXECUTIVE PERFORMED OR EXECUTIVE’S OBLIGATIONS UNDER SECTION B.4 OR OTHERWISE RELATED TO SECTION B.4, REGARDLESS OF WHETHER THE CAUSE OF ACTION IS BASED ON CONTRACT, TORT, STRICT LIABILITY OR ANY OTHER LEGAL THEORY, SO LONG AS EXECUTIVE’S ACTIONS OR OMISSIONS WITH RESPECT TO THE SERVICES WERE PERFORMED IN GOOD FAITH AND EXECUTIVE DID NOT KNOWINGLY VIOLATE ANY LAW. Should Executive be required to provide services under this Section B.4, then the Company shall compensate Executive at a rate of $2,000 per day for each day that Executive provides services under this Section B.4. Such compensation shall be paid in arrears within thirty (30) days after Executive provides the Company with an invoice for such services; provided that Executive shall provide the Company with such invoice within fifteen (15) days after the applicable services have been performed.

5                                          Enforcement and Remedies. Executive expressly acknowledges and agrees that his covenants in Section B.3, Section B.4 and Section B.7 hereof are material inducements for the Company to enter this Agreement; that any breach of his obligations under Section B.3, Section B.4 or Section B.7 hereof shall constitute a material breach of his obligations hereunder. Executive further acknowledges that money damages would not be sufficient remedy for any breach of Section B.3, Section B.4 or Section B.7 hereof by Executive, and the Released Parties shall be entitled to enforce the provisions of such Sections by specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of Section B.3, Section B.4 or Section B.7 hereof, but, subject to the provisions of Section B.4, shall be in addition to all remedies available at law and equity to the Released Parties, including the recovery of damages from Executive and Executive’s agents involved in such breach and remedies available to the Released Parties pursuant to other agreements with Executive.

6                                          Reaffirmation of the Release. On the Separation Date or within twenty-one (21) days thereafter, Executive shall execute the Release Agreement that is attached hereto as Exhibit A (the “Confirming Release”). Provided that Executive executes the Confirming Release in a timely fashion and does not revoke his acceptance of that Confirming Release in the time provided to do so, Executive shall continue to receive the Severance Payments and other benefits owed to him pursuant to Section A.2 hereof on or after the Separation Date.

7                                          Covenant to Provide Consents.  Executive and the Executive Family Limited Partnership covenant that, with respect to all of their Units (as defined in the Operating Agreement), they shall approve, consent to, and vote in favor of, any or all of the amendments in substantially the form attached at Exhibit C and Executive and the Executive Family Limited Partnership hereby grant an irrevocable proxy that provides such approval and consent, which such proxy is attached at Exhibit D.

C.                                    Acknowledgements

In connection with the execution of this Agreement, Executive makes the following representations, acknowledgements and explicit statements of agreement:

1                                          Executive represents that Executive has the capacity to read this Agreement, understand its language, meaning and effect, and consents to the execution of this Agreement. Executive further represents that he has carefully read this Agreement.

2                                          Executive acknowledges that Executive would not otherwise have been entitled to the consideration described in Section A.2 hereof and that the Company and Holdings have agreed to provide such consideration in return for Executive’s agreement to be bound by the terms of this Agreement.

3                                          Executive acknowledges and represents that the Company and Holdings have advised and hereby advise Executive in writing to discuss both the form and content of this Agreement with an attorney before Executive signs this Agreement, and that Executive has had adequate opportunity to do so and has done so.

4                                          Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; and Executive is signing this Agreement voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Agreement.

D.                                    Covenants of the Company, Holdings, the Sponsors and the Executive Family Limited Partnership; Other Matters

1                                          General Release. In consideration of the commitments of Executive and the Executive Family Limited Partnership hereunder, effective as of the Confirming Release Effective Date, the Company, Holdings and Sponsors hereby release, discharge and forever acquit the Executive and the Executive Family Limited Partnership from liability for, and hereby waive, any and all claims, rights, damages, or causes of action of any kind or nature whatsoever, including but not limited to those related to Executive’s employment or other relationship of Executive or the Executive Family Limited Partnership with the Company, Holdings and Sponsors, the termination of such employment or other relationship, and any other acts or omissions related to any matter on or prior to the time the Company, Holdings and Sponsors execute this Agreement (collectively, the “Company Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.

Rather, the Company, Holdings and Sponsors are simply agreeing that, in exchange for the consideration received hereunder, any and all potential claims of any nature that they may have against Executive and the Executive Family Limited Partnership, regardless of whether they actually exist, are expressly settled, compromised and waived.

The Company Released Claims include without limitation those arising under or related to the following, to the extent accrued prior to the time that the Company, Holdings and Sponsors execute this Agreement: (a) any federal, state, local or foreign law, regulation or ordinance; (b) any public policy, contract, tort, or common law; (c) costs, fees, or other expenses including attorneys’ fees incurred in these matters; (d) the Employment Agreement or any other employment contract, incentive compensation plan or (subject to the next succeeding paragraph) equity ownership plan with Executive or the Executive Family Limited Partnership; and (e) claims or causes of action under or related to the Operating Agreement, the Contribution Agreement, the Registration Rights Agreement and any other contract between Executive and/or the Executive Family Limited Partnership and a Released Party.

Notwithstanding the foregoing, in no event shall the Company Released Claims include (a) any claim which arises after the time the Company, Holdings and Sponsors sign this Agreement, (b) any obligations of Executive or the Executive Family Limited Partnership arising or otherwise applicable after the time the Company, Holdings and Sponsors sign this Agreement under the Operating Agreement, the Contribution Agreement, the Employment Agreement, the Registration Rights Agreement and any specific equity award agreement between the Company or Holdings or Sponsors and Executive or the Executive Family Limited Partnership (except in each case to the extent otherwise provided herein), or (e) any claims relating to the obligations of Executive or the Executive Family Limited Partnership under this Agreement.

2                                          Covenant Not to Sue. The Company, Holdings and Sponsors agree not to bring or join any lawsuit or arbitration against Executive or the Executive or the Executive Family Limited Partnership in any court or other forum relating to any of the Company Released Claims. The Company, Holdings and Sponsors represent that neither of them has brought or joined any lawsuit or arbitration against Executive or the Executive Family Limited Partnership in any court or before any arbitral authority and has made no assignment of any rights they have asserted or may have against Executive or the Executive Family Limited Partnership to any person or entity, in each case, with respect to any Company Released Claim.

3                                          Arbitration. Except as otherwise provided in this Section D.3, any and all claims or disputes between Executive or the Executive Family Limited Partnership and a Released Party (including, without limitation, claims or disputes regarding the validity, scope, and enforceability of this Section D.3 and claims arising under any federal, state, local or foreign law) shall be submitted for final and binding arbitration before a single arbitrator in Dallas, Texas in accordance with the then-applicable rules for the resolution of employment disputes, including with respect to the selection of the arbitrator, of the American Arbitration Association. The arbitrator shall issue a reasoned decision and apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the claims asserted. The results of the arbitration and the decision of the arbitrator will be final and binding on the parties and each party agrees and acknowledges that these results shall be enforceable in a court of law. No demand for arbitration may be made after the date when the institution of legal or equitable proceedings based on such claim or dispute would be barred by the applicable statute of limitations. In the event either party must resort to the judicial process to enforce the provisions of this Agreement, the award of an arbitrator or equitable relief granted by an arbitrator, the party seeking enforcement shall be entitled to recover from the other party all costs of litigation including, but not limited to, reasonable attorney’s fees and court costs. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties. Executive, the Executive Family Limited Partnership Holdings, the Company, Holdings and Sponsors acknowledge and agree that this Section D.3 shall not require the arbitration of an application for emergency or temporary injunctive relief by either party pending arbitration; provided, however, that the remainder of any such dispute beyond the application for emergency or temporary injunctive relief shall be subject to arbitration under this Section D.3 except as otherwise provided in this Section D.3. THE PARTIES ACKNOWLEDGE THAT, BY SIGNING THIS AGREEMENT, THEY ARE WAIVING ANY RIGHT THAT THEY MAY HAVE TO A JURY TRIAL OR, EXCEPT AS EXPRESSLY PROVIDED HEREIN, A COURT TRIAL OF ANY CLAIM.

4                                          Complete Agreement. This Agreement amends, modifies and supplements provisions of the Operating Agreement as applied to Executive and Executive Family Limited Partnership, as set forth herein. This Agreement represents the complete agreement between the parties regarding the subject matter hereof except as otherwise provided for herein, and may be modified only by a writing signed by Executive and an authorized officer of the Company and of Holdings and each Sponsor and an authorized representative of the Executive Family Limited Partnership. This Agreement supersedes all other prior agreements, written or oral, between the parties relating to the subject matter hereof. In the event of a conflict between this Agreement and any other agreement, including without limitation, the Operating Agreement and Contribution Agreement, the terms of this Agreement shall prevail.

5                                          Non-Admission.  The Company, Holdings and Sponsors agree that this Agreement is not, and shall not be considered as, an admission of any wrongdoing on the part of Executive or the Executive Family Limited Partnership. Executive and the Executive Family Limited Partnership agree that this Agreement is not, and shall not be considered as, an admission of any wrongdoing on the part of any Released Party.

6                                          Governing Law; Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas. Venue and jurisdiction of any act relating to this Agreement shall lie exclusively in Dallas County, Texas.

7                                          Successor and Assigns; Third-Party Beneficiaries. This Agreement is binding on and inures to the benefit of Executive and the Executive Family Limited Partnership and their respective heirs, executors, trustees, representatives and administrators, and the Company and Holdings and their respective successors and assigns. The Released Parties who are not parties to this Agreement are third-party beneficiaries of this Agreement and shall be entitled to enforce the terms and provisions of this Agreement.

8                                          Multiple Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall he an original Agreement and all of which together shall constitute one and the same Agreement; provided, however, that the parties shall not be required to execute the same counterpart.

9                                          Genders and Numbers. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

[Signatures begin on the following page.]

EACH PARTY HAS CAREFULLY READ THIS AGREEMENT, FULLY UNDERSTANDS THEIR AGREEMENT, AND SIGNS IT AS THE PARTY’S OWN FREE ACT.

EXECUTIVE	MUSSELMAN – KOSMOS LTD.

/s/ James C. Musselman	By:	Musselman – Kosmos Management, LLC, General Partner

	By:	/s/ James C. Musselman
James C. Musselman, Manager

KOSMOS ENERGY HOLDINGS		KOSMOS ENERGY, LLC

By:		By:
Name:		Name:
Title:		Title:

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WP-WPIP INVESTORS, L.P.

By:	Walburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII I, C.V.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WP-WP VIII INVESTORS, L.P.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV L.P.

By:	Blackstone Management Associates (Cayman) IV L.P.
By:	Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Member

BLACKSTONE CAPITAL PARTNERS (CAYMAN) IV-A L.P.

By:	Blackstone Management Associates (Cayman) IV L.P.
By:	Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A L.P.

By:	Blackstone Management Associates (Cayman) IV L.P.
By:	Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Member

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP (CAYMAN) IV-A SMD L.P.

By:	Blackstone Management Associates (Cayman) IV L.P.
By:	Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Member

BLACKSTONE PARTICIPATION PARTNERSHIP (CAYMAN) IV L.P.

By:	Blackstone Management Associates (Cayman) IV L.P.
By:	Blackstone LR Associates (Cayman) IV Ltd.

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Member

EACH PARTY HAS CAREFULLY READ THIS AGREEMENT, FULLY UNDERSTANDS THEIR AGREEMENT, AND SIGNS IT AS THE PARTY’S OWN FREE ACT.

EXECUTIVE		MUSSELMAN – KOSMOS LTD.

		By:	Musselman – Kosmos Management, LLC, General Partner

		By:	/s/ James C. Musselman
James C. Musselman, Manager

KOSMOS ENERGY HOLDINGS		KOSMOS ENERGY, LLC

By:	/s/ KOSMOS ENERGY HOLDINGS		By:	/s/ KOSMOS ENERGY, LLC
Name:			Name:
Title:			Title:

WARBURG PINCUS INTERNATIONAL PARTNERS, L.P.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:	/s/ Jeffrey A. Harris
Name:	Jeffrey A. Harris
Title:	Partner

WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

By:	Warburg Pincus Partners LLC, its General Partner
By:	Warburg Pincus & Co., its managing member

By:
Name:	Jeffrey A. Harris
Title:	Partner

RELEASE AGREEMENT

This Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section B.6 of the Retirement Agreement (the “Retirement Agreement”), entered into by and between Kosmos Energy, LLC, a Texas limited liability company (the “Company”), Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee but not having a share capital (“Holdings”) and James C. Musselman (“Executive”). Unless sooner revoked by Executive pursuant to the terms of Section 4 below, Executive’s acceptance becomes irrevocable and this Confirming Release becomes effective on the eighth (8th) day after Executive signs it (the “Confirming Release Effective Date”). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Retirement Agreement. In consideration of the promises, mutual releases and additional consideration herein, the sufficiency of which is hereby acknowledged, Executive agrees as follows:

1.                                       General Release. As part of the consideration of the Company’s provision of payments and benefits to Executive on or after the Separation Date in accordance with Section A.2 of the Retirement Agreement, which such payments and benefits Executive was not entitled to but for his entry into this Confirming Release, Executive hereby releases, discharges and forever acquits the Released Parties from liability for, and hereby waives, any and all claims, rights, damages, or causes of action of any kind or nature whatsoever, including but not limited to those related to Executive’s employment or other relationship with any Released Party, the termination of such employment or other relationship, and any other acts or omissions related to any matter on or prior to the time Executive signs this Confirming Release (collectively, the “Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for the consideration recited above, any and all potential claims of any nature that Executive may have against the Released Parties, regardless of whether they actually exist, arc expressly settled, compromised and waived.

The Released Claims include without limitation those arising under or related to the following, to the extent that such released claims accrued prior to the time that Executive executes this Confirming Release: (a) the Age Discrimination in Employment Act of 1967, as amended; (b) Title VII of the Civil Rights Act of 1964, as amended; (c) the Civil Rights Act of 1991; (d) sections 1981 through 1988 of Title 42 of the United States Code, as amended; (e) the Employee Retirement Income Security Act of 1974 (“ERISA”) as amended, including, but not limited to, sections 502(a)(l)(A), 502(a)(l)(B), 502(a)(2), and 502(a)(3) of ERISA to the extent the release of such claims is not prohibited by applicable law; (f) the Immigration Reform Control Act; (g) the Americans with Disabilities Act of 1990, as amended; (h) the National Labor Relations Act, as amended; (i) the Occupational Safety and Health Act, as amended; (j) the Family and Medical Leave Act of 1993, as amended; (k) any federal, state, local or foreign anti-discrimination law; (l) any federal, state, local or foreign wage and hour law; (m) any other federal, state, local or foreign law, regulation or ordinance; (n) any public policy, contract, tort, or common law; (o) costs, fees, or other expenses including attorneys’ fees incurred in these matters; (p) the Employment Agreement or any other employment contract, incentive compensation plan or (subject to the next succeeding paragraph), equity ownership plan with any Released Party or any ownership interest in any Released Party; (q) claims or causes of action under or related to the Operating Agreement, the Contribution Agreement, the Registration Rights Agreement and any other contract between Executive and a Released Party; and (r) compensation or benefits of any kind from any Released Party other than benefits vested as of the Separation Date.

Notwithstanding the foregoing, in no event shall the Released Claims include (a) any claim which arises after the time Executive signs this Confirming Release, (b) any rights to the equity interests (or the equity interests) in Holdings described on Exhibit B of the Retirement Agreement which remain subject to the terms and conditions, as applicable, of the Operating Agreement (except to the extent otherwise provided herein or in the Separation Agreement), (c) any claims for the payments and benefits payable to Executive or the Executive Family Limited Partnership under the Retirement Agreement, including without limitation those payments and benefits set forth under Section A.2 of the Retirement Agreement, (d) any rights to indemnification and insurance that Executive or the Executive Family Limited Partnership may have under Article 9 the Operating Agreement, to the extent applicable, which such rights shall be governed by the terms of the Operating Agreement, or (e) any other rights that Executive or the Executive Family Limited Partnership has under the Operating Agreement, the Retirement Agreement, the Contribution Agreement, the Registration Rights Agreement and any specific equity award agreement between the Company or Holdings and Executive or the Executive Family Limited Partnership except to the extent otherwise provided herein or in the Retirement Agreement. For the avoidance of doubt, the Released Claims shall include any claim or cause of action which accrued prior to the time that Executive executes this Confirming Release.

Nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the Equal Employment Opportunity Commission (the “EEOC”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC or comparable state or local agency; provided, however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC or comparable state or local agency proceeding or subsequent legal actions.

By signing this Confirming Release, Executive is hound by it. Anyone who succeeds to Executive’s rights and responsibilities, such as heirs or the executor of Executive’s estate, is also bound by this Confirming Release. This release also applies to any claims brought by any person or agency on behalf of any class with respect to which Executive may have a right or benefit. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES,

2.                                       Covenant Not to Sue. Executive agrees not to bring or join any lawsuit against any of the Released Parties in any court relating to any of the Released Claims. Executive represents that Executive has not brought or joined any lawsuit or arbitration against any of the Released Parties in any court or before any arbitral authority and has made no assignment of any rights Executive has asserted or may have against any of the Released Parties to any person or entity, in each case, with respect to any Released Claim. This covenant shall not prevent Executive from challenging the validity of his release of age discrimination claims hereunder.

3.                                       Executive’s Acknowledgements. In connection with the execution of this Confirming Release, Executive makes the following representations, acknowledgements and explicit statements of agreement:

(a)                                  Executive represents that Executive has the capacity to read this Confirming Release, understand its language, meaning and effect, and consents to the execution of this Confirming Release. Executive further represents that he has carefully read this Confirming Release.

(b)                                 Executive acknowledges that Executive would not otherwise have been entitled to the consideration described in Section A.2 of the Retirement Agreement that is payable or otherwise receivable on or alter the Separation Date but for his entry into this Confirming Release and that the Company and Holdings have agreed to provide such consideration in return for Executive’s agreement to be bound by the terms of this Confirming Release.

(c)                                  Executive acknowledges and represents that the Company and Holdings have advised and hereby advise Executive in writing to discuss both the form and content of this Confirming Release with an attorney before Executive signs this Agreement, and that Executive has had adequate opportunity to do so and has done so.

(d)                                 Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those stated herein and the Separation Agreement; and Executive is signing this Confirming Release voluntarily and of Executive’s own free will, and that Executive understands and agrees to each of the terms of this Confirming Release.

(e)                                  Executive has been offered the opportunity to consider this Confirming Release for twenty-one (21) days before executing it.

4.                                       Revocation Right. Executive may revoke this Confirming Release within the seven-day period beginning on the date Executive signs this Confirming Release (such seven-day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered to the General Counsel of the Company before 11:59 p.m., Dallas, Texas time, on the last day of the Confirming Release Revocation Period. This Confirming Release is not effective, and no consideration shall be paid or provided to Executive on or after the Separation Date, until the expiration of the Release Revocation Period without Executive’s revocation. If an effective revocation is delivered in the foregoing manner and timeframe, this Confirming Release shall be of no force or effect and shall be null and void ab initio.

EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

EXECUTIVE

/s/ James C. Musselman
James C. Musselman

Date:	December 31, 2010

Exhibit B

Executive’s equity interests in Holdings as of the Effective Date:

1.                                       Management Units

Date of Issuance /Type of Unit	Total Number of Management Units	Number of Vested Management Units	Number of Unvested Management Units
3/9/04	910,000	910,000	0

2.                                       Profits Units

Date of Grant /Type of Unit	Total Number of Profits Units	Number of Vested Profits Units	Number of Unvested Profits Units(1)
6/13/07 / $.85	287,368	229,894	57,474
6/11/08 / $15.00 A	32,225	19,335	12,890
6/11/08 / $15.00 B	798,247	478,948	319,299
6/11/08 / $27.50	428,772	257,263	171,509
6/11/08 / $40.00	513,158	307,895	205,263
6/11/08 / $65.00	513,158	307,895	205,263
6/11/08 / $90.00	513,158	307,895	205,263

3.                                       Subscribed Preferred Units

Date of Issuance /Type of Unit	Total Number of Series A Preferred Units	Total Number of Series B Preferred Units	Total Number of Series C Preferred Units
3/9/04 Various Dates	270,000	0	0
6/11/08 Various Dates	0	80,000	0
11/2/09	0	0	3,540

4.                                       C-1 Common Units

Date of Issuance /Type of Unit	Total Number of C-1 Units	Number of Vested C-1 Units	Number of Unvested C-1 Units
10/08/09	10,000	10,000	0

(1) As of the Separation Date, Unvested Profits Units of Executive and the Executive Family Limited Partnership shall become Vested Units pursuant to Section A.2(b) of the Retirement Agreement.

Exhibit B-1

Executive Family Limited Partnership’s equity interests in Holdings as of the Effective Date:

1.                                       Profits Units

Date of Grant /Type of Unit	Total Number of Profits Units	Number of Vested Profits Units	Number of Unvested Profits Units
3/9/04 / $5.00	478,400	478,400	0
3/9/04 / $10.00	214,500	214,500	0

Exhibit B-2

EXHIBIT C

AMENDMENT TO
FOURTH AMENDED AND RESTATED
OPERATING AGREEMENT
OF
KOSMOS ENERGY HOLDINGS

This Amendment (this “Amendment”) to the Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings dated as of [ ], 2010, is adopted, executed and agreed to by the parties hereto. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Operating Agreement (defined below).

WHEREAS, the Company and the Members entered into the Fourth Amended and Restated Operating Agreement of Kosmos Energy Holdings (the “Operating Agreement”) on October 9, 2009;

WHEREAS, pursuant to Section 15.5 of the Operating Agreement, the Company and the Members executing this Amendment desire to amend the Operating Agreement; and

WHEREAS, this Amendment will be in force and effect and become binding on the current Members of the Company and their respective spouses by the execution hereof by the required signatories to effect the amendment of the Operating Agreement.

NOW, THEREFORE, in consideration of the mutual promises and benefits set forth herein, the Operating Agreement is hereby amended as follows:

1.                                       Section 5.9 is deleted in its entirely and replaced by the following:

“Section 5.9. Conversion to IPO Corporation.

(a)                                  In connection with any proposed Qualified Public Offering approved in accordance with this Agreement, the Company may, at the election of the Requisite Holders, reorganize (through a share exchange, transfer of assets and liabilities or otherwise) into an entity (which may be organized under the laws of Bermuda, the Cayman Islands, Delaware or, subject to Section 8.4(c)(x), any other jurisdiction) (the “IPO Corporation”) that will offer securities for sale to the public in a registered public offering pursuant to the Securities Act (the “IPO Conversion”). In connection therewith, (i) the holder of each outstanding Common Unit (including each Management Unit, each Profits Unit and each C1 Unit) shall receive a number of shares of common stock, if any, of the IPO Corporation having substantially similar rights and subject to substantially similar restrictions as the applicable Common Units (including Management Units, Profits Units and C1 Units) that are provided for in this Agreement (but excluding the provisions of Article 7) equal to the product of (x) one and (y) a fraction having (A) a numerator equal to the dollar amount that would be paid with respect to such Common Unit if an amount equal to the pre-IPO value of the Company (determined in good faith by the Board) (the “Pre-IPO Value”) were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (B) a denominator equal to the dollar amount that would be paid with respect to a Series A Convertible Preferred Unit if an amount equal to the Pre-IPO Value were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (z) a fraction having a numerator equal to the amount set forth in clause (i)(y)(B) above and a denominator equal to the public offering price in the Qualified Public Offering of one share of common stock of the IPO Corporation (which price shall be estimated at the time of the IPO Conversion and adjusted upon consummation of the Qualified Public Offering), and (ii) the holder of each outstanding Preferred Unit shall receive a number of shares of preferred stock, if any, of the IPO Corporation having substantially similar rights, preferences, limitations and qualifications as the Preferred Units that are provided for in this Agreement including the Series A Convertible Preferred Unit Designation, the Series B Convertible Preferred Unit Designation, the Series C Convertible Preferred Unit Designation and any applicable Series Designation (but excluding the provisions of Article 7 of this Agreement) equal to the product of (x) one and (y) a fraction having (A) a numerator equal to the dollar amount that would be paid with respect to such Preferred Unit if an amount equal to the Pre-IPO Value were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (B) a denominator equal to the dollar amount that would be paid with respect to a Series A Convertible Preferred Unit if an amount equal to the Pre-IPO Value were distributed to the holders of Units pursuant to Section 7.1(a)(iii) and (z) a fraction having a numerator equal to the amount set forth in clause (ii)(y)(B) above and a denominator equal to the public offering price in the Qualified Public Offering of one share of common stock of the IPO Corporation (which price shall be estimated at the time of the IPO Conversion and adjusted upon consummation of the Qualified Public Offering), subject to the preferred stock converting into common stock upon consummation of the Qualified Public Offering as contemplated by Section 4 of the Series A Convertible Preferred Unit Designation, Section 4 of the Series B Convertible Preferred Unit Designation, Section 4 of the Series C Convertible Preferred Unit Designation or any applicable section of a Series Designation, as the case may be, it being understood that the Preference Amount of the shares (whether one share, more than one share or a fraction of a share) of preferred stock to be received by the holder of such Preferred Unit pursuant to this sentence is intended to be equal to the Preference Amount of such Preferred Unit immediately prior to such conversion. Solely for the purpose of determining the number of shares of common stock of the IPO Corporation issuable pursuant to clauses (i) and (ii) above, all Unvested Units shall be deemed to be Vested Units. In determining the amounts that would be distributed pursuant to Section 7.1(a)(iii) for purposes of clauses (i) and (ii) above, there shall be given effect to the other applicable provisions of Article 7.

2

(b)                                 The Company shall give each Member and Unitholder at least thirty (30) days’ prior written notice of any IPO Conversion as to which the Company intends to exercise its rights under Section 5.9(a). If the Company elects to exercise its rights under Section 5.9(a), the Members and Unitholders shall take such actions and execute and deliver such documents as may be reasonably required and otherwise cooperate in good faith with the Company in connection with consummating the IPO Conversion (including, without limitation, the voting of any Preferred Units or Common Units or as Members to approve such IPO Conversion). If any Member or Unitholder fails to take such actions as are required in connection with the consummation of the IPO Conversion, the Company shall be authorized, on behalf of such Member or Unitholder, to take all actions as may be necessary in order to consummate the transactions contemplated in Section 5.9(a).

(c)                                  Each of the parties hereto agrees to sell any or all fractional shares of the IPO Corporation owned by such party (after taking into account all shares of the IPO Corporation held by such party) to the IPO Corporation, upon the request of the Company in connection with or in anticipation of the consummation of a Qualified Public Offering, for cash consideration equal to the fair market value of such fractional shares, as determined in good faith by the Board.

2.                                       Each instance of “December 31, 2010” in the definition of “Preference Rate” as set forth in Exhibit A is replaced by “[•]”.(2)

3.                                       Subparagraphs 4(a) and 4(b) of Exhibit B-1 are deleted in their entirety and replaced with the following:

“(a)                            Qualified Public Offering Conversion. Upon and immediately prior to the consummation of a Qualified Public Offering, all outstanding Series A Preferred Units shall automatically be converted into fully paid and nonassessable (except to the extent specified in the Act) Common Units in accordance with subparagraph 4(b), without any further act of the Company or any holders of Series A Preferred Units, it being understood that, in connection with a Qualified Public Offering, all outstanding Series A Preferred Units will be converted in the IPO Conversion into shares of series A preferred stock of the IPO Corporation and that, upon conversion of such shares of series A preferred stock by the holders thereof, such holders will receive shares of common stock of the 1PO Corporation rather than Common Units.

(b)                                 Calculation of Number of Common Units and Cash Issuable Upon Conversion. For purposes of subparagraph 4(a) above, each Series A Preferred Unit shall convert into (x) a number of Common Units calculated by dividing (i) the Preference Amount of such Series A Preferred Unit as of the date of consummation of such Qualified Public Offering, by (ii) the initial public offering

(2) Date to be determined, but could be as late as December 31, 2013.

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price of the Common Unit in the Qualified Public Offering less all underwriters’ discounts and commissions (rounded down to the nearest whole Unit), plus (y) the number of Common Units into which such Series A Preferred Unit would be convertible if such Unit were convertible at the consummation of the Qualified Public Offering at the Conversion Ratio at that time in effect; provided, however, that the Company shall not be required to deliver Common Units (and shall instead deliver cash) to any holder that is not a Qualified Holder to the extent necessary or advisable to comply with applicable securities Laws, as determined in good faith by the Company.”

4.                                       Subparagraphs 4(a) and 4(b) of Exhibit B-2 are deleted in their entirety and replaced with the following:

“(a)                            Qualified Public Offering Conversion. Upon and immediately prior to the consummation of a Qualified Public Offering, all outstanding Series B Preferred Units shall automatically be converted into fully paid and nonassessable (except to the extent specified in the Act) Common Units in accordance with subparagraph 4(b), without any further act of the Company or any holders of Series B Preferred Units, it being understood that, in connection with a Qualified Public Offering, all outstanding Series B Preferred Units will be converted in the IPO Conversion into shares of series B preferred stock of the IPO Corporation and that, upon conversion of such shares of series B preferred stock by the holders thereof, such holders will receive shares of common stock of the IPO Corporation rather than Common Units.

(b)                                 Calculation of Number of Common Units and Cash Issuable Upon Conversion. For purposes of subparagraph 4(a) above, each Series B Preferred Unit shall convert into (x) a number of Common Units calculated by dividing (i) the Preference Amount of such Series B Preferred Unit as of the date of consummation of such Qualified Public Offering, by (ii) the initial public offering price of the Common Unit in the Qualified Public Offering less all underwriters’ discounts and commissions (rounded down to the nearest whole Unit), plus (y) the number of Common Units into which such Series B Preferred Unit would be convertible if such Unit were convertible at the consummation of the Qualified Public Offering at the Conversion Ratio at that time in effect; provided, however, that the Company shall not be required to deliver Common Units (and shall instead deliver cash) to any holder that is not a Qualified Holder to the extent necessary or advisable to comply with applicable securities Laws, as determined in good faith by the Company.”

5.                                       Subparagraphs 4(a) and 4(b) of Exhibit B-3 are deleted in their entirety and replaced with the following:

“(a)                            Qualified Public Offering Conversion. Upon and immediately prior to the consummation of a Qualified Public Offering, all outstanding Series C Preferred Units shall automatically be converted into fully paid and nonassessable (except to the extent specified in the Act) Common Units in accordance with

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subparagraph 4(b), without any further act of the Company or any holders of Series C Preferred Units, it being understood that, in connection with a Qualified Public Offering, all outstanding Series C Preferred Units will be converted in the IPO Conversion into shares of series C preferred stock of the IPO Corporation and that, upon conversion of such shares of series C preferred stock by the holders thereof, such holders will receive shares of common stock of the IPO Corporation rather than Common Units.

(b)                                 Calculation of Number of Common Units and Cash Issuable Upon Conversion. For purposes of subparagraph 4(a) above, each Series C Preferred Unit shall convert into (x) a number of Common Units calculated by dividing (i) the Preference Amount of such Series C Preferred Unit as of the date of consummation of such Qualified Public Offering, by (ii) the initial public offering price of the Common Unit in the Qualified Public Offering less all underwriters’ discounts and commissions (rounded down to the nearest whole Unit), plus (y) the number of Common Units into which such Series C Preferred Unit would be convertible if such Unit were convertible at the consummation of the Qualified Public Offering at the Conversion Ratio at that time in effect; provided, however, that the Company shall not he required to deliver Common Units (and shall instead deliver cash) to any holder that is not a Qualified Holder to the extent necessary or advisable to comply with applicable securities Laws, as determined in good faith by the Company.”

Except as amended by this Amendment, which shall be effective as of the date hereof, the terms and provisions of the Operating Agreement are and shall remain in full force and effect.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

[TO COME]

By:
Name:
Title:

[Signature page to Operating Agreement Amendment]

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Exhibit D

December 17, 2010

Kosmos Energy Holdings

8176 Park Lane, Suite 500

Dallas, TX 75231

Re: Proxy

Gentlemen:

Reference is made to that Retirement Agreement to be entered into on or about the date hereof by and between Kosmos Energy Holdings, a Cayman Islands Exempted Company limited by guarantee (the “Company”), Kosmos Energy, LLC, a Texas limited liability company and the undersigned (the “Retirement Agreement”). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Retirement Agreement.

Each of the undersigned hereby appoint William Hayes and Greg Dunlevy, with full power of substitution and revocation, as proxies to represent the undersigned and to vote and otherwise act in such proxyholder’s sole discretion to vote all of the Units held by the undersigned in favor of the approval and adoption of the Amendment to the Fourth Amended and Restated Operating Agreement of the Company substantially in the form attached as Exhibit C to the Retirement Agreement.

This proxy has been delivered in connection with the execution of the Retirement Agreement by the undersigned and other parties thereto, and this proxy is coupled with an interest and is irrevocable.

/s/ James C. Musselman
James C. Musselman

MUSSELMAN-KOSMOS, LTD.

/s/ James C. Musselman
By:	James C. Musselman
Name:
Title:	Manager

JAMES C. MUSSELMAN

BRIAN F. MAXTED

/s/ w. greg dunlevy
W. GREG DUNLEVY

/s/ Paul Dailly
PAUL DAILLY

/s/ Kiat Tze Goh
KIAT TZE GOH

[Signature page to First Amendment to
Fourth Amended and Restated Operating Agreement]